Exhibit 99
Covanta Announces Acquisition of Two
Biomass Energy Facilities in Maine
Acquisition Adds Renewable Electricity Generation in the
Attractive New England Power Market
FAIRFIELD, NJ, August 25, 2008 — Covanta Holding Corporation (NYSE: CVA), a world leader in development, operation and ownership of Energy-from-Waste and renewable energy facilities, today announced that it has entered into an agreement to purchase two biomass energy facilities from co-owners Ridgewood Maine, L.L.C. and Indeck Energy Services, Inc.
The two nearly identical facilities, located in West Enfield and Jonesboro Maine, will add a total of 49 gross megawatts to Covanta’s renewable energy portfolio, which currently includes six biomass facilities and 38 Energy-from-Waste facilities. The acquisition will represent a 35% increase in gross electrical capacity from our biomass facilities. We intend to sell the electric output and renewable energy credits from these new facilities into the attractive New England market.
Covanta has agreed to acquire these two facilities for approximately $87 million net of cash acquired. The transaction will be funded from cash on hand and/or by drawing upon our existing revolving loan facility.
Closing of the acquisition remains subject to receipt of certain regulatory approvals as well as approval by Ridgewood’s shareholders. These conditions are anticipated to be met by year’s end.
“We are very excited about acquiring these two biomass facilities to expand our renewable energy portfolio,” said Anthony Orlando, President and Chief Executive Officer of Covanta. “Our operating expertise and existing infrastructure will enable us to maximize their value. Furthermore, we see strategic benefits by expanding our presence in New England, which enjoys strong demand and regulatory incentives for renewable electricity.”
Biomass energy facilities, also referred to as wood waste facilities, combust biomass to produce renewable electricity. Biomass may include: woodchips, sawdust, bark, tree trimmings, agricultural waste and wood recovered from construction demolition activities.
About Covanta
Covanta Holding Corporation (NYSE: CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 38 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert more than16 million tons of waste into more than 8 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2007, and in securities filings by Covanta with the SEC.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Ridgewood Trusts—Additional Information and Where to Find It
Ridgewood Electric Power Trust IV and Ridgewood Electric Power Trust V are the indirect owners of the two biomass facilities. It is Covanta’s understanding that the Trust(s) plan to file with the SEC and mail to its shareholders a proxy statement to be used by the Trust(s) to solicit the approval of its shareholders for the transaction. Ridgewood Renewable Power, LLC. urges that shareholders of the Trust(s) read the proxy statement, when it becomes available, and any other relevant documents filed by the Trust(s) with the SEC, because they will contain important information about the transaction. When available, shareholders of the Trust(s) can obtain free copies of any such materials (including the proxy statement) filed by the Trust(s) with the SEC, as well as other filings containing information about the Trust(s) at the SEC’s Internet Site (http://www.sec.gov).
The Trusts and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Trusts’ shareholders with respect to the sale of assets of the Trusts’ biomass operations. As required by SEC rules, the proxy statement relating to the transaction that will be filed with the SEC by the Trusts will contain information regarding the executive officers and directors of the Trusts, including their direct or indirect interests in the transaction.
For more information generally, please contact:
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196
For media inquiries, please contact:
Vera Carley
Media Relations Manager
1-973-882-2439